Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814 PH 301.941.1500, FX 301.941.1553 www.lasallehotels.com
News Release

LASALLE HOTEL PROPERTIES REPORTS FIRST QUARTER 2011 RESULTS

Achieves 7.1% RevPAR growth and a 225 basis point improvement in Hotel EBITDA margin

BETHESDA, MD, April 20, 2011 — LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended March 31, 2011. The Company’s results include the following:

	First Quarter
	2011	2010
	($’s in millions except per share data)

Total Revenue	$138.4	$108.2
Net loss to common shareholders	$(19.3)	$(25.8)
Net loss to common shareholders per diluted share	$(0.26)	$(0.40)
EBITDA(1)	$23.4	$14.8
Adjusted EBITDA(1)	$24.9	$16.2
FFO(1)	$8.5	$1.5
Adjusted FFO(1)	$10.0	$2.9
FFO per diluted share(1)	$0.11	$0.02
Adjusted FFO per diluted share(1)	$0.13	$0.05

(1)	See tables later in press release, which list adjustments that reconcile net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per share, adjusted FFO and adjusted FFO per share. EBITDA, adjusted EBITDA, FFO, FFO per share, adjusted FFO and adjusted FFO per share are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release.

First Quarter Highlights

•

RevPAR: Room revenue per available room (“RevPAR”) increased 7.1 percent to $114.68, as a result of a 6.0 percent increase in average daily rate (“ADR”) to $171.68 and a 1.0 percent increase in occupancy to 66.8 percent.

•	Hotel EBITDA margin: The Company’s hotel EBITDA margin was 20.9 percent, which was an improvement of 225 basis points compared to the same comparable prior year period.

•	Adjusted EBITDA: The Company’s adjusted EBITDA was $24.9 million, an increase of 53.1 percent over the first quarter of 2010.

•	Adjusted FFO: The Company generated adjusted FFO of $10.0 million, or $0.13 per diluted share, compared to $2.9 million or $0.05 per diluted share in the first quarter of 2010.

•	Acquisitions: The Company acquired the Viceroy Santa Monica in Santa Monica, California on March 16, 2011 for $80.1 million.

•	Dispositions: The Company sold the Sheraton Bloomington Hotel in Bloomington, Minnesota on January 12, 2011 for $20.0 million.

•	Capital Markets:

•	During the first quarter of 2011, the Company sold common shares, raising $99.5 million, including the following:

•	During January and February, the Company sold 2,619,811 common shares through its previous at-the-market (“ATM”) offering program, which resulted in net proceeds of $72.3 million.

•	During March, the Company sold 1,019,844 common shares through its current ATM offering program, which resulted in net proceeds of $27.2 million.

•

On January 19, 2011, the Company priced an underwritten public offering of 7.5% Series H Cumulative Redeemable Preferred Shares at $25.00 per share, for net proceeds of approximately $66.4 million, including the exercise of the underwriters’ overallotment option.

•

On March 14, 2011, the Company redeemed its $27.5 million outstanding 8.375% Series B Cumulative Redeemable Preferred Shares. The redemption price was $25.00 per share, plus accrued and unpaid dividends.

•

Capital Investments: The Company invested $9.2 million of capital in its hotels, including the continuation of guestroom renovations at the Westin Copley Place hotel, Hotel Rouge, Topaz Hotel and Hotel Viking.

•	Dividends: On March 15, 2011, the Company declared a first quarter 2011 dividend of $0.11 per common share of beneficial interest.

“We are very pleased with the performance of our portfolio during the quarter,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Despite having four properties under major renovation and unfortunate weather in the Northeast during the quarter, both RevPAR and hotel EBITDA margins were strong for the portfolio, which resulted in a 53% increase in Adjusted EBITDA for the Company.”

Balance Sheet

As of March 31, 2011, the Company had total outstanding debt of $764.4 million, including $76.0 million outstanding on its credit facilities. Total debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 4.0 times as of March 31, 2011. For the quarter, the Company’s weighted average interest rate was 5.0 percent. As of March 31, 2011, based on the Company’s covenants under its senior unsecured credit facility, the Company’s EBITDA to interest coverage ratio was 4.8 times and its fixed charge coverage ratio was 2.3 times. As of March 31, 2011, the Company had $31.9 million of cash and cash equivalents on its balance sheet and an aggregate of $393.1 million available on its credit facilities.

Subsequent Events

During April, 2011, the Company sold 417,037 common shares through its ATM offering program resulting in net proceeds of approximately $11.2 million.

2011 Outlook

The Company is maintaining its RevPAR growth and EBITDA margin expectations for the full year and has updated its outlook to include the purchase of the Viceroy Santa Monica and the issuance of common stock to date, as follows:

•	RevPAR growth of 6.0% to 8.0%;

•	Adjusted EBITDA of $196.0 to $206.0 million;

•	Adjusted FFO of $120.1 to $128.1 million;

•	Adjusted FFO per diluted share of $1.57 to $1.68;

•	Portfolio hotel EBITDA margins between 30.0% and 31.0%, an increase of approximately 100 to 200 basis points;

•	Total capital investments of $65.0 million to $70.0 million;

•	Outlook contains no acquisitions other than the Viceroy Santa Monica; and

•

$0.2 million of acquisition costs related to the Viceroy Santa Monica, $0.6 million of costs associated with the departure of the previous CFO and $0.7 million of recognized issuance costs associated with the redemption of the Series B Cumulative Redeemable Preferred Shares. These items are excluded from adjusted EBITDA and adjusted FFO.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, April 21, 2011 at 11:00 AM EDT. To participate in the conference call, please dial (888) 267-6301. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 35 upscale full-service hotels, totaling over 8,700 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services,

Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc. and Viceroy Hotel Group.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof and related assumptions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at

www.lasallehotels.com.

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(in thousands)

(unaudited)

	For the three months ended March 31,
	2011	2010
Revenues:
Hotel operating revenues:
Room	$88,913	$67,676
Food and beverage	38,242	30,010
Other operating department	9,957	8,773

Total hotel operating revenues	137,112	106,459
Other income	1,238	1,705

Total revenues	138,350	108,164

Expenses:
Hotel operating expenses:
Room	25,342	19,061
Food and beverage	28,834	22,705
Other direct	4,376	3,816
Other indirect	39,943	32,059

Total hotel operating expenses	98,495	77,641
Depreciation and amortization	27,808	25,746
Real estate taxes, personal property taxes and insurance	8,485	8,040
Ground rent	1,343	1,403
General and administrative	4,806	3,655
Acquisition transaction costs	176	1,455
Other expenses	579	1,125

Total operating expenses	141,692	119,065

Operating loss	(3,342)	(10,901)
Interest income	9	33
Interest expense	(9,782)	(8,774)

Loss before income tax benefit and discontinued operations	(13,115)	(19,642)
Income tax benefit	2,524	1,711

Loss from continuing operations	(10,591)	(17,931)

Discontinued operations:
Loss from operations of properties disposed of	(363)	(1,730)
Income tax benefit	150	484

Net loss from discontinued operations	(213)	(1,246)

Net loss	(10,804)	(19,177)
Redeemable noncontrolling interest in loss of consolidated entity	2	28

Net loss attributable to the Company	(10,802)	(19,149)
Distributions to preferred shareholders	(7,746)	(6,689)
Issuance costs of redeemed preferred shares	(731)	—

Net loss attributable to common shareholders	$(19,279)	$(25,838)

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations - Continued

(in thousands, except share data)

(unaudited)

	For the three months ended March 31,
	2011	2010
Earnings per Common Share - Basic:
Net loss attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$(0.26)	$(0.38)
Discontinued operations	0.00	(0.02)

Net loss attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.26)	$(0.40)

Earnings per Common Share - Diluted:
Net loss attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$(0.26)	$(0.38)
Discontinued operations	0.00	(0.02)

Net loss attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.26)	$(0.40)

Weighted average number of common shares outstanding:
Basic	74,202,756	64,981,780
Diluted	74,202,756	64,981,780

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(in thousands, except share data)

(unaudited)

	For the three months ended March 31,
	2011	2010
Net loss attributable to common shareholders	$(19,279)	$(25,838)
Depreciation(1)	27,677	27,250
Amortization of deferred lease costs	82	97
Redeemable noncontrolling interest in consolidated entity	(2)	(28)

FFO	$8,478	$1,481

Preferred share issuance costs	731	—
Acquisition transaction costs	176	1,455
Costs associated with CFO departure	579	—

Adjusted FFO	$9,964	$2,936

Weighted average number of common shares and units outstanding:
Basic	74,202,756	64,981,780
Diluted	74,392,209	65,083,713

FFO per diluted share	$0.11	$0.02
Adjusted FFO per diluted share	$0.13	$0.05

	For the three months ended March 31,
	2011	2010
Net loss attributable to common shareholders	$(19,279)	$(25,838)
Interest expense(1)	9,782	8,776
Income tax benefit (1)	(2,674)	(2,195)
Depreciation and amortization(1)	27,808	27,388
Redeemable noncontrolling interest in consolidated entity	(2)	(28)
Distributions to preferred shareholders	7,746	6,689

EBITDA	$23,381	$14,792

Preferred share issuance costs	731	—
Acquisition transaction costs	176	1,455
Costs associated with CFO departure	579	—

Adjusted EBITDA	$24,867	$16,247

Corporate expense	5,123	5,153
Interest and other income(1)	(1,247)	(1,752)
Hotel level adjustments, net	(377)	3,993

Hotel EBITDA	$28,366	$23,641

(1)	Includes amounts from discontinued operations.

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Hotel EBITDA includes the operating data for all properties, except those disposed of and the Viceroy Santa Monica, for the three months ended March 31, 2011. Hotel EBITDA includes adjustments made for presentation of comparable information.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(in thousands)

(unaudited)

	For the three months ended March 31,
	2011	2010
Revenues:
Room	$88,265	$82,428
Food and beverage	37,994	35,200
Other	9,453	9,101

Total hotel revenues	135,712	126,729

Expenses:
Room	25,097	23,437
Food and beverage	28,596	26,700
Other direct	4,285	4,162
General and administrative	12,691	12,025
Sales and marketing	11,351	10,973
Management fees	3,762	3,649
Property operations and maintenance	6,145	5,916
Energy and utilities	5,121	5,336
Property taxes	7,676	8,058
Other fixed expenses	2,622	2,832

Total hotel expenses	107,346	103,088

Hotel EBITDA	$28,366	$23,641

Note:

This schedule includes the operating data for the three months ended March 31, 2011 for all properties owned by the Company as of March 31, 2011, excluding Viceroy Santa Monica. Sofitel, Monaco, Westin Philadelphia, Embassy Suites Philadelphia, Hotel Roger Williams, and Chamberlain West Hollywood are shown in 2010 for their comparative period of ownership in 2011. Both 2010 and 2011 exclude Viceroy Santa Monica and Sheraton Bloomington, and 2010 excludes Westin City Center Dallas, and Seaview Resort.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended March 31,
	2011	2010
Occupancy	66.8%	66.1%
Increase	1.0%
ADR	$171.68	$161.90
Increase	6.0%
RevPAR	$114.68	$107.09
Increase	7.1%

Note:

This schedule includes the operating data for the three months ended March 31, 2011 for all properties owned by the Company as of March 31, 2011, excluding Viceroy Santa Monica. Sofitel, Monaco, Westin Philadelphia, Embassy Suites Philadelphia, Hotel Roger Williams, and Chamberlain West Hollywood are shown in 2010 for their comparative period of ownership in 2011. Both 2010 and 2011 exclude Viceroy Santa Monica and Sheraton Bloomington, and 2010 excludes Westin City Center Dallas, and Seaview Resort.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

Prior Year Operating Data

	First Quarter 2010	Second Quarter 2010	Third Quarter 2010	Fourth Quarter 2010	Full Year 2010
Occupancy	66.1%	82.1%	82.6%	71.4%	75.6%
ADR	$161.90	$193.69	$188.83	$187.07	$184.00
RevPAR	$107.09	$158.99	$156.06	$133.54	$139.19

Note:

This schedule includes historical operating data for hotels owned by the Company as of March 31, 2011. Sofitel Washington DC, Hotel Monaco, Westin Philadelphia, Embassy Suites Philadelphia, Hotel Roger Williams, and Chamberlain West Hollywood are shown in 2010 for their comparative period of ownership in 2011. Viceroy Santa Monica is shown in 2010 from Q2 through Q4.

Non-GAAP Financial Measures

FFO, EBITDA and Hotel EBITDA

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002 defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.

With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO (including adjusted FFO per share) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property (to the extent included in FFO or EBITDA), impairment losses, acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons among other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.